EXHIBIT 99.3

ITEM 9.01 (b) - PRO FORMA FINANCIAL INFORMATION

Introduction to the Unaudited Pro Forma Combined Balance Sheet and Combined Statements of Operations

On August 31, 2023, Solitron Devices, Inc. (the “Company” or “Solitron”) acquired all of the outstanding common stock of Micro Engineering, Inc. (“MEI”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), effective September 1, 2023, by and between the Company and the selling stockholders.

MEI specializes in solving design layout and manufacturing challenges while maximizing efficiency and keeping flexibility to meet unique customer needs.  Since 1980, the MEI team has been dedicated to overcoming obstacles to provide cost efficient and rapid results.  MEI specializes in low to mid volume projects that require engineering dedication, quality systems and efficient manufacturing.

The purchase price consisted of $3.0 million cash paid at closing.  Additional earnout payments of up to 7.5% of annual revenue, or approximately $450,000 annually, would be payable over each of the next three years.

The Purchase Agreement contains a provision for an adjustment to the purchase price for acquired working capital in excess of, or below, $3.25 million within 180 days after the closing date.

The Unaudited Pro Forma Combined Balance Sheet represents the historical balance sheet of Solitron giving effect to the stock purchase agreement as if it had been consummated on August 31, 2023. The Unaudited Pro Forma Combined Statements of Operations for the fiscal period then ended represents the historical statement of operations as if the acquisition had been consummated the beginning of Solitron's fiscal 2023 year and six-month fiscal period ended August 31, 2023.

You should read this information in conjunction with the:

•	Accompanying notes to the Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Statements of Operations.

•	Separate historical financial statements and footnotes of Solitron, included in Solitron’s annual report on Form 10-K for the fiscal year ended February 28, 2023, as filed on June 23, 2023.

•	Separate historical financial statements and footnotes of Solitron, included in Solitron’s quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2023, as filed on October 12, 2023.

•

Separate historical financial statements and footnotes of MEI, included in this Current Report on Form 8- K/A as of and for the years ended December 31, 2021 and December 31, 2022, and unaudited financial statements as of and for the six-months ended June 30, 2023.

We present the unaudited pro forma combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position would have been had we completed the acquisition on the dates indicated nor is it necessarily indicative of what our operating results actually would have been had we completed the acquisition on any future date or for any future period. In addition, the unaudited pro forma combined and combining financial information does not purport to project the future financial position or operating results of Solitron.

SOLITRON DEVICES, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF AUGUST 31, 2023
(in thousands, except for share and per share amounts)

	Solitron Devices	Micro Engineering		Pro forma	Pro forma
	August 31, 2023	June 30, 2023	Note	Adjustments	Consolidated
	(unaudited)	(unaudited)			(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,098	$338	(a)(f)	$(2,803)	$1,633
Marketable securities	751	-		-	751
Accounts receivable	952	987	(f)	(214)	1,725
Inventories, net	2,076	2,164	(b)(f)	498	4,738
Prepaid expenses and other current assets	285	448	(f)	(149)	584
TOTAL CURRENT ASSETS	8,162	3,937		(2,668)	9,431

Property, plant and equipment, net	7,218	110	(f)	37	7,365
Intangibles	-	-	(c)	298	298
Other assets	14	-		-	14
TOTAL ASSETS	$15,394	$4,047		$(2,333)	$17,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$373	$125	(d)(f)	$106	$604
Customer deposits	77	-		-	77
Mortgage loan, current portion	109	-		-	109
Accrued contingent consideration, current	-	-	(e)	413	413
Accrued expenses and other current liabilities	946	115	(f)	(45)	1,016
TOTAL CURRENT LIABILITIES	1,505	240		474	2,219

Accrued contingent consideration	-	-	(e)	750	750
Deferred tax liability	-	103	(f)	147	250
Mortgage loan, net of current portion	2,593	-		-	2,593
TOTAL LIABILITIES	4,098	343		1,371	5,812

STOCKHOLDERS’ EQUITY
Preferred stock	-	-		-	-
Common stock	21	-		-	21
Additional paid-in capital	1,834	1		(1)	1,834
Retained Earnings	10,853	3,703		(3,703)	10,853
Less treasury stock	(1,412)	-		-	(1,412)
TOTAL STOCKHOLDERS’ EQUITY	11,296	3,704		(3,704)	11,296
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,394	$4,047		$(2,333)	$17,108

The accompanying notes are an integral part of these unaudited proforma financial statements.

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SOLITRON DEVICES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR FISCAL YEAR ENDED FEBRUARY 28, 2023
(Unaudited, in thousands except for share and per share amounts)

	Solitron Devices	Micro Engineering
	For The Fiscal Year ended	For The Calendar Year ended	note	Pro forma Adjustments	Pro forma Consolidated
	February 28, 2023	December 31, 2022			(unaudited)

Net sales	$6,406	$5,930			$12,336
Cost of sales	5,005	2,704			7,709

Gross profit	1,401	3,226			4,627

Selling, general and administrative expenses	2,052	1,828	(a)	99	3,979

Operating income	(651)	1,398	(a)	(99)	648

Other income (loss)
Interest income	36	3			39
Interest expense	(108)	-	(b)	(105)	(213)
Dividend income	31	-			31
Realized (loss) on investments	(18)	-			(18)
Unrealized gain on investments	886	-			886
Scrap income	650	-			650
PPP loan forgiveness	-	365			365
Total other income	1,477	368	(b)	(105)	1,740

Net income before taxes	826	1,766	(a)(b)	(204)	2,388
Income taxes	-	361	(c)	(361)	-
Net income	$826	$1,405			$2,388

Net income per common share - basic and diluted	$0.40	$16.53			$1.15

Weighted average shares outstanding - basic and diluted	2,083,436	85,000			2,083,436

The accompanying notes are an integral part of these unaudited proforma financial statements.

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SOLITRON DEVICES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR SIX MONTHS ENDED AUGUST 31, 2023
(Unaudited, in thousands except for share and per share amounts)

	Solitron Devices	Micro Engineering
	For The Six Months ended	For The Six Months ended	note	Pro forma Adjustments	Pro forma Consolidated
	August 31, 2023	June 30, 2023

Net sales	$4,617	$2,795			$7,412
Cost of sales	3,113	1,463			4,576

Gross profit	1,504	1,332			2,836

Selling, general and administrative expenses	1,156	825	(a)	50	2,031

Operating income	348	507	(a)	(50)	805

Other income (loss)
Interest income	20	2			22
Interest expense	(53)	-	(b)	(52)	(105)
Dividend income	19	-			19
Realized gain on investments	332	-			332
Unrealized (loss) on investments	(637)	-			(637)
Total other income	(319)	2	(b)	(52)	(369)

Net income before taxes	29	509	(a)(b)	(102)	436
Income taxes	-	127	(c)	(127)	-
Net income	$29	$382			$436

Net income per common share - basic and diluted	$0.01	$4.49			$0.21

Weighted average shares outstanding - basic and diluted	2,083,436	85,000			2,083,436

The accompanying notes are an integral part of these unaudited proforma financial statements.

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NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Statements of Operations include the accounts of both companies. For the fiscal 2023 statement of income of Solitron, the historical amounts represent the fiscal year ended February 28, 2023. For the 2022 statement of income of Micro Engineering, the historical amounts represent the calendar year ended December 31, 2022. For the fiscal 2023 six-month statement of income of Solitron, the historical amounts represent the fiscal six-month period ended August 31, 2023. For the 2023 six-month statement of operations of Micro Engineering, the historical amounts represent the six-month period ended June 30, 2023.

NOTE 2 – PRO FORMA ADJUSTMENTS TO THE COMBINED BALANCE SHEET AT AUGUST 31, 2023

(a) to record purchase price of $3 million
(b) to record fair value adjustment of inventory acquired
(c) to record associated intangibles
(d) to record amount payable due to working capital adjustment
(e) to record accrued contingent consideration
(f) to record adjustments due to changes between June 30, 2023 and August 31, 2023.

NOTE 3 – PRO FORMA ADJUSTMENTS TO THE COMBINED STATEMENT OF OPERATIONS FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2023 AND THE SIX MONTHS ENDED AUGUST 31, 2023

(a) to record amortization of intangibles
(b) to record interest expense on contingent purchase consideration
(c) to record the tax effect of Solitron's net operating loss carryforwards

NOTE 4 – PRELIMINARY PURCHASE PRICE ALLOCATION and INTANGIBLE ASSETS

A preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by Solitron in connection with the acquisition is as follows:

	Micro Engineering		Fair value	Pro forma
	August 31, 2023	Note	Adjustments	Consolidated
	(unaudited)		(unaudited)	(unaudited)
Assets Acquired
Cash and cash equivalents	$535		$-	$535
Accounts receivable	773		-	773
Inventories, net	1,944	(a)	718	2,662
Prepaid expenses and other current assets	299		-	299
Property, plant and equipment, net	147		-	147
Total assets acquired	$3,698		$718	$4,416

Liabilities Assumed
Accounts payable	$79		$-	$79
Accrued expenses and other current liabilities	70		-	70
Deferred tax liability	250		-	250
Total liabilities assumed	399		-	399

Intangibles	-		-	298

Total purchase price				4,315

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The above estimate of the fair value of assets to be acquired and the liabilities to be assumed by Solitron could materially change.

The carrying values of all current assets and non-current assets acquired are assumed to be representative of their estimated fair values other than in the case of inventory.

The carrying values of current liabilities and non-current liabilities are assumed to be representative of their estimated fair values.

(a) to record adjustment of inventory to fair value net of selling costs.

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